UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-1)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORIENTAL FINANCIAL GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2008:
•	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

•	The proxy statement, annual report and other proxy materials are available at www.proxyvote.com.

•	If you would like to receive a paper or e-mail copy of these documents, you must request them. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 29, 2008 to facilitate timely delivery.
     The annual meeting of shareholders will be held at our main executive offices located at the Oriental Center, Professional Offices Park, 997 San Roberto Street, 8th Floor, San Juan, Puerto Rico, on Wednesday, June 18, 2008, at 10:00 a.m. for the following purposes:
1.	The election of a director for a one-year term expiring at the 2009 annual meeting of shareholders and until his successor is duly elected and qualified, and three directors for a three-year term expiring at the 2011 annual meeting of shareholders and until their successors are duly elected and qualified;

2.	To consider and approve an amendment to the Oriental Financial Group Inc. 2007 Omnibus Performance Incentive Plan to include a minimum one-year performance period for awards of performance shares and performance units, and a minimum three-year restriction period for awards of restricted stock and restricted units;

3.	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008; and

4.	The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.
     Directions to attend the meeting where you may vote in person can be found on our website, www.orientalfg.com.
     The following proxy materials are available for you to review online at www.proxyvote.com:
•	our 2008 proxy statement (including the attachment thereto);

•	the proxy card; and

•	our annual report for the year ended December 31, 2007.
     There is no charge for requesting a copy of the proxy materials. You may call 1-800-579-1639 to request a paper copy or you may request a paper or e-mail copy by e-mail at sendmaterial@proxyvote.com or by logging onto www.proxyvote.com.
ACCESSING YOUR PROXY MATERIALS ONLINE
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PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY
ELECTRONICALLY.
Have this notice available when you request a paper copy of the proxy materials, when you want to view your proxy materials online, or when you want to vote your proxy electronically.

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